UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue
Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On April 23, 2013, Institutional Shareholder Services, Inc. (“ISS”) issued a recommendation that shareholders vote against approval of an amendment to Starwood Property Trust, Inc.’s (the “Company’s”) Manager Equity Plan and Equity Plan to increase the number of authorized shares available under such plans, citing as the principal basis for its recommendation the Company’s three-year average annual equity burn rate of 3.27% (relative to an industry maximum of 3.25%).  Following discussions between representatives of ISS and the Company, the Company has adopted a maximum burn rate commitment.  The Company commits that, with respect to the number of shares subject to awards granted during the current fiscal year and the next two fiscal years, its average annual burn rate will not exceed 3.25%.  In calculating the Company’s compliance with this maximum burn rate commitment, “burn rate” is defined as the number of shares subject to stock awards granted during the fiscal year divided by the weighted average number of shares of the Company’s common stock issued and outstanding during such fiscal year.  For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents.  In this case, each share that is subject to awards other than options will count as equivalent to three option shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2013	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel